UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2005

PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, LLC
(Exact name of registrant as specified in its charter)

California	0-28376	94-3209289
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
405 Lexington Ave., 67th Floor	New York, NY	10174
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212)-682-3344

200 Nyala Farms Road Westport, CT 06880
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers: Election of Directors: Appointment of Principal Officers

Concurrent with the sale of PLM Financial Services, Inc (FSI), the manager of Professional Lease Management Income Fund I, LLC, discussed in Item 8.01 below, James A. Coyne resigned his positions as Chairman of the Board of Directors, President, and Secretary of FSI. Gary D. Engle resigned as a director of FSI. Richard K Brock resigned his position as Senior Vice President of FSI but will remain its Chief Financial Officer and Treasurer.

Effective November 15, 2005, FSI announced the following elections and appointments:

Paul M. Leand, Jr, 39, was elected as the Chairman of the Board of Directors and appointed the President and Secretary of FSI. Mr. Leand joined the predecessor of AMA Capital Partners LLC (AMA) in 1998 and has been AMA’s CEO since 2004. Mr. Leand developed AMA’s restructuring practice in the maritime industry and has led many mergers and acquisitions. Mr. Leand has extensive experience in structuring leasing and debt facilities. Prior to joining AMA, Mr. Leand was employed at The First National Bank of Maryland where he managed the bank’s railroad and maritime divisions.

Michael Dockman, 42, was elected to FSI’s board of directors. Mr. Dockman joined AMA Capital Partners in 2005 as a Managing Director. Mr. Dockman is involved in merger and acquisitions and structured financings in the domestic transportation marketplace. Prior to joining AMA, Mr. Dockman was with Railroad Financial Corporation, a leading investment bank focused on the rail industry.

James G. Dolphin, 38, was elected to FSI’s board of directors. Mr. Dolphin joined AMA in 2001 and is AMA’s President. Mr. Dolphin is involved in AMA’s strategic advisory work in the shipping industry. Prior to joining AMA, Mr. Dolphin led the global freight transportation management consulting practice at Booz Allen Hamilton.

Peter Shaerf, 51, was elected to FSI’s board of directors. Mr. Shaerf has been a Managing Director at AMA since 2002. Mr. Shaerf has over thirty years experience in the maritime industry. Prior to joining AMA Capital Partners, he was a co-founder of Poseidon Capital and also ran The Commonwealth Group. Mr. Shaerf is on the board of directors of several publicly held companies.

Mr. Leand, Mr. Dockman, Mr. Dolphin and Mr. Shaerf are neither related to any other director or executive officer of the company nor do they have any relationships or transactions with FSI outside the context of their employment with AMA.

Item 8.01 Other Events

On November 15, 2005, PLM International, Inc. the former parent company of PLM Financial Services Inc., announced that it had sold all the issued and outstanding shares of common stock of FSI to AMA CP Fund I Inc.

AMA CP Fund I Inc. is a New York limited liability company focused on investing in transportation assets. The managing member of AMA CP Fund I Inc is AMA Capital Partners LLC.

Exhibits 99.1

Press release dated November 16, 2005 on the purchase of PLM Financial Services, Inc. by AMA CP Fund I Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Lease Management Income Fund I, LLC By PLM Financial Services, Inc. Its Manager
By: /s/ Richard K Brock
Date: November 18, 2005	Richard K Brock Chief Financial Officer